UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 13, 2012

Idenix Pharmaceuticals, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-49839	45-0478605
(State or Other Jurisdiction of Incorporation	(Commission File Number)	(IRS Employer Identification No.)

60 Hampshire Street Cambridge, MA		02139
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: 617-995-9800

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On September 13, 2012, the Board of Directors (the “Board”) of Idenix Pharmaceuticals, Inc. (the “Company”) approved and adopted a Second Amended and Restated By-Laws (the “Revised By-Laws”) of the Company. The effective date of the Revised By-Laws is September 13, 2012.

The amendments made in the Revised By-Laws compared to the previous by-laws are substantially as follows:

•

The previous by-laws provided that directors could be elected by consent of the stockholders in lieu of an annual meeting. This ability to elect directors by consent in lieu of an annual meeting has been eliminated. Other conforming changes have been made in the Revised By-Laws to account for this change.

•

The previous by-laws provided that holders of thirty-five percent (35%) or more of the issued and outstanding shares of common stock, par value $0.001, of the Company entitled to vote could call a special meeting of stockholders. Under the Revised By-Laws, special meetings of the stockholders can no longer be called by stockholders. Other conforming changes have been made in the Revised By-Laws to account for this change.

•

The previous by-laws were silent on the treatment of separate classes or series of capital stock with respect to the determination of a quorum. The Revised By-Laws set forth how such separate classes or series of capital stock will be treated for purposes of determining a quorum. Other conforming changes have been made in the Revised By-Laws to account for this change.

•

The previous by-laws did not require advanced notice with respect to any proposal that a stockholder wished to be considered at an annual meeting of stockholders, including nomination of directors. The Revised By-Laws provide that, under certain circumstances, advanced notice by the stockholder must be received no earlier than the 120th day prior to such annual meeting and no later than the close of business on the later of (a) the 90th day prior to the annual meeting and (b) the 10th day following the date on which notice of the date of the annual meeting was mailed or public disclosure of the date of the annual meeting was made, whichever occurs first.

•

With respect to conduct of stockholders meetings, the Revised By-Laws state that with respect to the conduct of stockholder meetings (a) after the chairman of a meeting announces that the polls are closed, no additional ballots, proxies or votes or any revocations or changes thereto may be accepted and (b) one or more inspectors of election shall be appointed for stockholder meetings and that such inspector of elections shall have those duties proscribed by law. The previous by-laws did not include these requirements.

•

The previous by-laws did not include specific procedures relating to the manner of consent solicitations by stockholders. The Revised By-Laws specify detailed procedures relating to such consent solicitations.

•

The previous by-laws provided that notices of special meetings of the Board had to be provided at least 72 hours prior to any such meeting. The Revised By-Laws provide that such notices need to be provided at least 24 hours prior to such meeting.

•

The previous by-laws were silent on the ability of committees of the Board to create sub-committees. The Revised By-Laws permit committees of the Board to create sub-committees and delegate to such subcommittee any or all of the powers and authority of the committee.

•

The previous by-laws were silent with regards to the Board’s ability to delegate the powers or duties of any officer to any other officer or agent. The Revised By-Laws specify that the Board may delegate the powers or duties to any other officer or agent.

•

The previous by-laws included provisions related to transactions with interested parties. This provision has been eliminated in the Revised By-Laws in light of the fact that the Company operated under a separate Related Person Transaction Policy.

The full text of the Revised By-Laws is attached hereto as Exhibit 3.1. Exhibit 3.1 is incorporated by reference into this Current Report on Form 8-K.

Item 9.01.	Financial Statements and Exhibits

(d)	Exhibits

3.1	Second Amended and Restated By-Laws of Registrant

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Idenix Pharmaceuticals, Inc.

Date: September 19, 2012	By:	/s/ Maria Stahl
Maria Stahl Senior Vice President and General Counsel

EXHIBIT INDEX

Exhibit No.	Description

3.1	Second Amended and Restated By-Laws of Registrant